As filed with the Securities and Exchange Commission on November 20, 2002.
Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTENNIAL FIRST FINANCIAL SERVICES
(Exact Name of Registrant as Specified in its Charter)

California	95-1995265
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

218 East State Street
Redlands, California 92373
(909) 798-3611
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

2001 STOCK OPTION PLAN, AS AMENDED
(Full Title of the Plan)

Timothy P. Walbridge
President and Chief Executive Officer
Centennial First Financial Services
218 East State Street
Redlands, California 92373
(909) 798-3611
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

With copies to:
Nikki Wolontis, Esq.
Fried, Bird & Crumpacker, P.C.
1900 Avenue of the Stars
25th Floor
Los Angeles, California 90067
(310) 551-7411; (310) 556-4487 (fax)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered[1]	Proposed Maximum Offering Price Per Share[2]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	343,332	$22.00	$7,553,304	$695.00

1 Based solely on the number of shares of common stock, without par value per share, of Centennial First Financial Services (the “Registrant”) reserved for issuance upon exercise of options granted or to be granted pursuant to the 2001 Stock Option Plan, as amended (the “Plan”). In addition to such shares, this Registration Statement covers an undetermined number of shares of common stock of the Registrant that, by reason of certain events specified in the Plan, may become issuable upon exercise of options through the application of certain anti-dilution provisions.

2 Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), pursuant to which a total of 343,332 shares of the Registrant’s common stock that may be acquired upon exercise of options granted or to be granted are deemed to be offered at $22.00 per share, the average of the high and low prices of the Registrant’s common stock as reported by Yahoo! Finance on November 18, 2002 was $18.53.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.    Plan Information

Not required to be filed with the Securities and Exchange Commission.

Item 2.    Registrant Information and Employee Plan Annual Information

Not required to be filed with the Securities and Exchange Commission.

Note:    The documents containing the information specified in Part I of this Form S-8 Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1). Such documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents and information heretofore filed with the Commission by the Registrant are incorporated by reference in this registration statement:

1.    The description of the Registrant’s Common Stock contained in Item 8 of the Registrant’s Registration Statement on Form S-4EF filed with the Securities and Exchange Commission on October 20, 1999, including all amendments or reports filed for the purpose of updating such description.

2.    The Registrant’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001.

3.    The Registrant’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the end of the fiscal quarter ended June 30, 2002 and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated be reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

The Registrant will provide without charge to each person to whom a Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to Timothy P. Walbridge, President and Chief Executive Officer, Centennial First Financial Services, 218 East State Street, Redlands, California 92373. Telephone requests may be directed to (909) 798-3611.

Item 4.    Description of Securities

Not applicable.

Item 5.    Interest of Named Experts and Counsel

Not applicable.

Item 6.    Indemnification of Directors and Officers

Item 4. “Indemnification of Directors and Officers” of Part II of the Registration Statement on Form S-4EF as filed with the Securities and Exchange Commission on October 20, 1999, including all amendments or reports filed for the purpose of updating such information, is hereby incorporated by reference in this registration statement.

Item 7.    Exemption from Registration Claimed

Not applicable.

Item 8.    Exhibits

Exhibit Number	Description of Document

4.1	2001 Stock Option Plan, as amended Filed as exhibit to Form 10-QSB dated November 14, 2002

5	Opinion of Fried, Bird & Crumpacker

24.1	Consent of Fried, Bird & Crumpacker (included in Exhibit 5)

24.2	Consent of Hutchinson & Bloodgood

Item 9.    Undertakings

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    the undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection which the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Redlands, State of California, on November 1, 2002.

CENTENNIAL FIRST FINANCIAL SERVICES

By:	/s/ TIMOTHY P. WALBRIDGE
Timothy P. Walbridge President and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ TIMOTHY P. WALBRIDGE Timothy P. Walbridge	President, Chief Executive Officer and Director	November 1, 2002

/s/ BETH SANDERS Beth Sanders	Executive Vice President and Chief Financial Officer	November 1, 2002

/s/ JAMES R. APPLETON James R. Appleton	Director	November 1, 2002

/s/ BRUCE J. BARTELLS Bruce J. Bartells	Director	November 1, 2002

/s/ CAROLE H. BESWICK Carole H. Beswick	Director	November 1, 2002

/s/ IRVING M. FELDKAMP, III Irving M. Feldkamp, III	Director	November 1, 2002

/s/ LARRY JACINTO Larry Jacinto	Director	November 1, 2002

/s/ RONALD J. JEFFREY Ronald J. Jeffrey	Director	November 1, 2002

/s/ WILLIAM A. MCCALMON William A. McCalmon	Director	November 1, 2002

/s/ PATRICK J. MEYER Patrick J. Meyer	Chairman of the Board	November 1, 2002

/s/ RICHARD M. SANBORN Richard M. Sanborn	Director	November 1, 2002

/s/ STANLEY C. WEISSER Stanley C. Weisser	Director	November 1, 2002

/s/ DOUGLAS F. WELEBIR Douglas F. Welebir	Director	November 1, 2002

INDEX TO EXHIBITS

Exhibit Number	Description

5	Opinion of Fried, Bird & Crumpacker

24.1	Consent of Fried, Bird & Crumpacker (included in Exhibit 5)

24.2	Consent of Hutchinson & Bloodgood